Exhibit (10)(l)            CALLOWAY'S NURSERY, INC.
                      STORE MANAGEMENT COMPENSATION PLAN
                  (FOR STORE MANAGERS AND ASSISTANT MANAGERS)
                 FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1998

I.   BASE PAY

     All base pay will be reviewed as of October 1, 1998 and adjustments made as appropriate.

II.  DEFINITIONS

     Administrative Allocation- all expenses of the support units, including,
     -------------------------
     but not limited to: accounting, administrative, advertising, interest, warehouse and landlord unit expenses. No revenues or expenses from the Miller Plant Farms unit will be included; however, Miller Plant Farms will be charged its pro rata portion of Calloway's administrative expenses.

     Annual Bonus Pool - the total amount of bonus earned by all
     -----------------
     retail units.

     Assistant Managers Pool - twenty percent (20%) of the Annual Bonus Pool.
     -----------------------

     Participant - an individual Store Manager who is eligible to
     -----------
     receive a share of the Store Managers Pool or an Assistant Manager who is eligible to receive a share of the Assistant Managers Pool.

     Store Managers Pool - eighty percent (80%) of the Annual Bonus Pool
     -------------------

     Retail Net Profit - the net profit of all retail units, after all
     -----------------
     expense and Administrative Allocation.

Exhibit (10)(l)            CALLOWAY'S NURSERY, INC.
                      STORE MANAGEMENT COMPENSATION PLAN
                  (FOR STORE MANAGERS AND ASSISTANT MANAGERS)
                 FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1998

III. PROFIT SHARING BONUS

A. An Annual Bonus Pool will be computed based on the Retail Net Profit as follows:

     (1) 6% of Retail Net Profit until the prior fiscal year's Retail Net Profit is exceeded. If Retail Net Profit exceeds 15% of sales, then the bonus rate will be 8% of Retail Net Profit until the prior fiscal year's Retail Net Profit is exceeded.

     (2) 12% of Retail Net Profit increased over the prior fiscal year's Retail Net Profit.

          Example - Retail Net Profit Calculation:

                                                    Current Year   Prior Year
          Sales                                     $30,000,000   $26,500,000
          Cost of goods sold                         15,900,000    14,000,000
                                                    -----------   -----------
          Gross profit                               14,100,000    12,500,000

          Retail payroll expenses                     4,000,000     3,700,000
          Retail operating expenses                   1,300,000     1,300,000
          Retail occupancy expenses                   2,600,000     2,700,000
          Administrative expenses                     2,800,000     2,300,000
          Advertising expenses                        1,500,000     1,400,000
          Depreciation & amortization                   300,000       300,000
          Net interest expense (income)                (100,000)     (100,000)
                                                    -----------   -----------
          Retail Net Profit                         $ 1,700,000   $   900,000
                                                    ===========   ===========


          $800,000 increase current year over prior year.
          Annual Bonus Pool Calculation:

                    6% of prior year =                  $54,000
                    12% of increase =                   $96,000
                    Annual Bonus Pool                  $150,000

Exhibit (10)(l)            CALLOWAY'S NURSERY, INC.
                      STORE MANAGEMENT COMPENSATION PLAN
                  (FOR STORE MANAGERS AND ASSISTANT MANAGERS)
                 FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1998

B. The Annual Bonus Pool is divided and awarded to the Store Managers and the Assistant Store Managers as follows:

                   Store Managers                        80%
                   Assistant Managers                    20%
                   Example Calculation:
                        Annual Bonus Pool           $150,000
                        Store Managers Pool         $120,000
                        Assistant Managers Pool      $30,000


C. The Store Managers Pool will be allocated to each Store Manager on the basis of a fraction multiplied by the amount of the Store Manager Pool. The numerator is the number of days that an individual served as a Store Manager during the year, and the denominator of the fraction is the total number of days that all Store Managers served as Store Manager during the year. For example:

             Store Managers Pool                       $120,000
             Store Manager "A" started November 1
                and therefore worked as a Store
                Manager for                            334 days
             Total number of days that all Store
                Managers served                           6,174

             Store Manager "A" share of Store
                Managers Pool                             5.410%
                                                       --------
             Store Manager "A" Bonus                     $6,492
                                                       ========

Exhibit (10)(l)            CALLOWAY'S NURSERY, INC.
                      STORE MANAGEMENT COMPENSATION PLAN
                  (FOR STORE MANAGERS AND ASSISTANT MANAGERS)
                 FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1998

D. The Assistant Managers Pool will be allocated to each Assistant Manager team on the basis of a fraction multiplied by the amount of the Assistant Manager Pool. The numerator is the number of days that an individual served as an Assistant Manager during the year, and the denominator of the fraction is the total number of days that all Assistant Managers served as Assistant Manager during the year. For example:

             Assistant Managers Pool                      $30,000
             Assistant Manager "B" was promoted to
                Store Manager on April 1 and therefore
                worked as an Assistant Manager for       183 days
             Total number of days that all Assistant
                Managers served                             6,570

             Assistant Manager "B" share of Assistant
                Managers Pool                               2.785%
                                                          -------
             Assistant Manager "B" Bonus                  $835.50
                                                          =======

IV.  GENERAL PROVISIONS

A. No bonus accrued for any reason on any amounts less than "0", or break-even. For the purposes of calculating improvements over a prior year, no bonus is calculated on amounts less than break-even.

B. All bonuses are payable after the end of the fiscal year and no bonus will be paid in the event of termination of employment on or prior to September 30, 1998, whether termination be voluntary or involuntary, with cause or without cause.

C. For purposes of all calculations under the plan, the amounts shall be taken from the Company's audited financial statements, except that Goodwill
                                                      ------
     amortization expenses shall be calculated using a forty (40) year straight-line amortization based on the original amount of Goodwill "pushed down" to the Company.